PROMISSORY NOTE

$162,500                                                Date: September 8, 1999
                                                        Loveland, Colorado

      FOR VALUE RECEIVED, the undersigned (the "Maker") promises to pay to the order of Residential Mortgage Credit Reporting, Inc. (hereafter, together with any holder hereof called "Holder"), at the principal office of the Holder in Phoenix, Arizona (or at such other place as the Holder may designate and notify undersigned) the principal amount of One Hundred Sixty-Two Thousand Five Hundred Dollars ($162,500) with interest from the date hereof at 8% per annum, which principal amount and interest thereon shall be paid to Holder in 12 quarterly installments of principal, together with accrued interest thereon, commencing September 30, 1999 and terminating on June 30, 2002, all according to the amortization schedule attached hereto.

      In no event shall the amount of interest due or payable hereunder exceed the maximum rate of interest allowed by applicable law, and in the event any such payment is inadvertently paid by the Maker or inadvertently received by the Holder, then such excess sum shall be credited as a payment of principal, unless the Maker shall notify Holder, in writing, that the Maker elects to have such excess sum returned to it forthwith.

      The indebtedness and obligations of the Maker evidenced hereby are secured by a security agreement dated on or about the date hereof (the "Security Agreement") conveying and granting to the Holder a security interest in the assets of Holder purchased by the Maker on or about the date hereof. At the date hereof, Maker has not secured a senior institutional bank or credit arrangement. Maker has advised Holder of its intention to secure such senior institutional bank or credit arrangement in the near future. Holder agrees to execute a subordination agreement and intercreditor agreement in form satisfactory to the senior debt lender at such time as a senior credit facility is obtained by Maker and, by virtue of such subordination agreement and intercreditor agreement, Holder shall subordinate its lien interest, as described herein and in the Security Agreement, to any senior institutional bank or credit arrangement secured by Maker from and after the date hereof. Pending the securing of such senior institutional bank or credit arrangement, Holder shall have a first security interest in all of the assets of the Holder being sold to the Maker contemporaneously herewith (as defined herein and in the Security Agreement, the "Collateral").

      In the event of nonpayment when due of any amount payable hereunder, or upon the occurrence of any event of default under the Security Agreement, or if the Maker should become insolvent (as defined in the Uniform Commercial Code as in effect at that time), or a petition in bankruptcy be filed by or against the Maker or if any final judgment be entered against the Maker not appealed or satisfied within 90 days of the date of entry, (1) the total unpaid principal balance hereof together with all accrued but unpaid interest hereunder may, at the option of the Holder, and without demand or notice of any kind, be declared, and thereupon immediately shall become, in default and due and payable, (2) the Maker will pay all expenses of the Holder in the collection of this note, and in the enforcement of its rights in any of the Collateral, including reasonable attorney's fees and legal expenses, and (3) the Holder may exercise from time to time any rights and remedies available to the Holder under the Uniform Commercial Code as in effect at that time in Arizona or other applicable jurisdiction or otherwise available to Holder, including those available under any written instrument (in addition to this note) relating to the Collateral, or
(4) do any of the foregoing.

      No delay or failure on the part of the Holder in the exercise of any right or remedy shall operate as a waiver thereof, and no single or partial exercise by the Holder of any right or remedy shall preclude other or further exercise thereof or the exercise of any other right or remedy.

      Time is of the essence herein. The Holder shall be under no duty to exercise any or all of the rights and remedies given by this note and no party to this instrument shall be discharged from the obligations or undertakings hereunder (a) should the Holder release or agree not to sue any person against whom the party has, to the knowledge of the Holder, a right or recourse, or (b) should the Holder agree to suspend the right to enforce this note or Holder's interest in the Collateral against such person or otherwise discharge such person.

      Pursuant to the terms of that certain Asset Purchase Agreement by and between Maker and Holder dated as of September 3, 1999 (the "Purchase Agreement"), the Maker retains certain rights of offset against payments due under this Promissory Note as set forth in Section 10.6 of the Purchase
Agreement and rights of Indemnification under Article X. In the event of exercise of such right of offset by Maker, such exercise shall not be, nor be deemed, an event of default hereunder or under the Security Agreement, it being the intent of the Maker and Holder that such right of offset, if exercisable by Maker in accordance with the terms of the Purchase Agreement, shall not constitute an event of default hereunder or under the Security Agreement. Rights of offset as to indemnification claims shall survive for a period of three years from the date hereof, provided that the right of offset regarding tax matters will survive the closing under the Purchase Agreement until expiration of the applicable statute of limitations relating to tax claims. The parties hereby incorporate by reference Section 10.6 and Article X of the Purchase Agreement as if more fully set forth herein.

      The Maker and all endorsers or other parties to this note severally waives any and all exemptions rights which any of them have under or by virtue of the Constitution or laws of the United States of America or any State as against this note, any renewal hereof, or any indebtedness represented hereby.

      The Maker and any endorser or other party to this note waives presentment, demand for payment, notice of dishonor, protest, and non-payment and all other notices whatever.

      The Maker shall be privileged to prepay this note in whole or in part without penalty with or without the consent of the Holder.

      If any action is brought under this Note, the prevailing party in any such action shall be awarded such costs and expenses as were incurred by the prevailing party as the result of the institution of such action.

      This note is to be construed in all respects and enforced according to the laws of the State of Colorado.

      Given under the hand and seal of each of the undersigned on day and year first above-mentioned.


                                          FACTUAL DATA CORP.



                                          By: /s/ J. H. Donnan
                                              J. H. Donnan, President

                        Exhibit - Amortization Schedule
                                                                     09/07/1999
Residential Mortgage Reporting

Compound Period:      Quarterly

Nominal Annual Rate:      8.000   %
Effective Annual Rate:    8.243   %
Periodic Rate:            2.0000  %
Daily Rate                0.02192 %


CASH FLOW DATA

      Event       Start Date       Amount     Number    Period       End Date
1     Loan        09/08/1999     162,500.00    1
2     Payment     09/30/1999      15,137.28    12      Quarterly    06/30/2002


AMORTIZATION SCHEDULE - Normal Amortization

      Date              Payment        Interest       Principal        Balance

 Loan 09/08/1999                                                      162,500.00
    1 09/30/1999       15,137.28        783.56        14,353.72       148,146.28
    2 12/31/1999       15,137.28      2,962.93        12,174.35       135,971.93
 1999 Totals           30,274.56      3,746.49        26,528.07

    3 03/31/2000       15,137.28      2,719.44        12,417.84       123,554.09
    4 06/30/2000       15,137.28      2,471.08        12,666.20       110,887.89
    5 09/30/2000       15,137.28      2,217.76        12,919.52        97,968.37
    6 12/31/2000       15,137.28      1,959.37        13,177.91        84,790.46
 2000 Totals           60,549.12      9,367.65        51,181.47

    7 03/31/2001       15,137.28      1,695.81        13,441.47        71,348.99
    8 06/30/2001       15,137.28      1,426.98        13,710.30        57,638.69
    9 09/30/2001       15,137.28      1,152.77        13,984.51        43,654.18
   10 12/31/2001       15,137.28        873.08        14,264.20        29,389.98
 2001 Totals           60,549.12      5,148.64        55,400.48

   11 03/31/2002       15,137.28        587.80        14,549.48        14,840.50
   12 06/30/2002       15,137.28        296.78        14,840.50             0.00
 2002 Totals           30,274.56        884.58        29,389.98

Grand Totals          181,647.36     19,147.36       162,500.00


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